Exhibit 5.1

Reed Smith LLP

Three Logan Square

1717 Arch Street, Suite 3100
+1 215 851 8100
Fax +1 215 851 1420

reedsmith.com

March 28, 2017

Bryn Mawr Bank Corporation 801 Lancaster Avenue Bryn Mawr, PA 19010

Re:         Registration Statement on Form S-4 / File No. [__]

Ladies and Gentlemen:

We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), and are furnishing this opinion letter for the Company in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of 3,112,612 shares of the Company’s common stock, $1.00 par value (the “Shares”), which may be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 30, 2017, by and between the Company and Royal Bancshares of Pennsylvania, Inc. (“Royal”) (the “Merger Agreement” and such merger, the “Merger”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed that the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized, and when the Shares are issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦ WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH
MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE ♦ OAKLAND ♦ SINGAPORE

Bryn Mawr Bank Corporation

March 28, 2017

The opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, the enforceability of indemnification provisions may be subject to public policy considerations. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

We do not express any opinion herein concerning any law other than the federal laws of the United States and the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related proxy statement/prospectus contained therein and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, /s/ Reed Smith LLP

PJ/BA/MK//GSD